EXHIBIT 99.1
Diodes Incorporated Reports Third Quarter 2008 Financial Results
Achieves Record Quarterly Revenue of $134.0 Million
Dallas, Texas — November 6, 2008 —— Diodes Incorporated (Nasdaq: DIOD), a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete and analog semiconductor markets, today reported financial results for the third quarter ended September 30, 2008. In the third quarter, Diodes made the required preliminary estimate of the purchase accounting impact of the Zetex acquisition in its GAAP financials. The impact of the purchase accounting is identified for comparison purposes.
Financial and Business Highlights:
•	Revenue increased 27 percent to a record $134.0 million, including a full quarter of Zetex results;

•	GAAP EPS of ($0.07), including $14.8 million, or $0.34 per share in non-cash purchase price accounting charges related to the Zetex acquisition;

•	Adjusted Non-GAAP EPS, excluding purchase price adjustments and SFAS 123R stock option expense, of $0.29;

•	Cash generated from operations of $13.5 million.
Revenue for the third quarter of 2008 increased 27.3 percent to a record $134.0 million as compared to $105.3 million reported in the third quarter of 2007 and increased 15.5 percent when compared to $116.0 million reported in the second quarter of 2008, which included one month of Zetex results.
Gross profit for the third quarter of 2008, which included $5.4 million of non-cash purchase price adjustments related to the Zetex acquisition, was $38.1 million, or 28.4 percent of revenue. Excluding the non-cash purchase price adjustments, gross margin was 32.5 percent as compared to 34.1 percent in second quarter of 2008 with the decrease primarily due to lower capacity utilization in manufacturing operations as a result of market conditions and a reduction of finished goods inventory.
Commenting on the quarter, Dr. Keh-Shew Lu, President and CEO of Diodes Incorporated, said, “The third quarter represented our first full quarter of operations with Zetex, and our integration efforts remain on track and have been progressing well throughout the quarter. Due to current and future expectations for the overall economy, we have identified a number of expense reduction opportunities to optimize our cost structure across the organization. These initiatives include accelerating our plan to integrate the Zetex products into our manufacturing facilities, reducing manufacturing process and raw material costs as well as realigning our product development and wafer fabrication organizations, including a shut-down of our 4-inch fab line in Oldham, headcount reductions at our wafer fab in Kansas City and a hiring freeze at all other locations.”

Third quarter GAAP net loss was $2.9 million, or ($0.07) per share, which included $14.8 million in net purchase price adjustments, consisting of a one-time non-cash $5.2 million inventory charge, a $0.2 million non-cash depreciation expense, a $7.9 million one-time non-cash write-off of acquired in-process research and development charges and $1.6 million in amortization of acquisition related intangible assets. Excluding the acquisition charges, adjusted non-GAAP net income was $11.9 million, or $0.27 per share.
Adjusted net income computed on a non-GAAP basis for the third quarter of 2008, which excluded approximately $600,000 of SFAS 123R net stock option expenses and the acquisition charges, was $12.5 million, or $0.29 per diluted share. Beginning in the fourth quarter of 2008, Diodes intends to change its reporting policy regarding SFAS 123R net stock option expenses, which will be included in adjusted net income in future quarters.
As of September 30, 2008, Diodes had approximately $82.7 million in total cash, $285 million in long-term investments (representing $320 million of auction rate securities at par value), $201 million in working capital and $400 million in long-term debt (including the convertible notes).
Business Outlook
Dr. Lu concluded, “For the fourth quarter of 2008, we expect market uncertainty to continue with an ongoing decrease in global demand, in particular for the consumer and computer markets, and estimate revenue to decline sequentially between 12 and 20 percent. We expect GAAP earnings per share to range between $0.07 and $0.13, which includes approximately $0.03 of purchase price accounting adjustments. Non-GAAP earnings per share is expected to range between $0.10 and $0.16, which includes SFAS 123R stock option expenses. Overall, we continue to execute on the strategy that has proven successful for Diodes over the years. We are confident that our acquisition of Zetex will continue to add significant value to our business as we further capitalize on the cross-selling opportunities and diversification benefits that the acquisition offers our Company. Although the economy creates a more challenging environment for all businesses, we remain focused on our growth strategy. We will continue to invest in research and development to drive organic growth and believe that over the long-term Diodes is in a better position for growth than ever before. Our design activity has never been higher, which we believe positions the Company for accelerated growth as the economy improves.”
Conference Call
Diodes will host a conference call on Thursday, November 6, 2008 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss its third quarter 2008 financial results. Investors and analysts may join the conference call by dialing 1-866-825-3354 and providing the confirmation code 59792441. International callers may join the teleconference by dialing 1-617-213-8063. A telephone replay of the call will be available approximately two hours after the call and will be available until November 10, 2008 at midnight Pacific Time. The replay number is 1-888-286-8010 with a pass code of 76477632. International callers should dial 1-617-801-6888 and enter the same pass code at the prompt. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor section of Diodes’ website at http://www.diodes.com. To listen to the live call, please go to the Investor section of Diodes website and click on the Conference Call link at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes’ website for approximately 60 days.
About Diodes Incorporated
Diodes Incorporated (Nasdaq: DIOD), an S&P SmallCap 600 and Russell 3000 Index company, is a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete and analog semiconductor markets, serving the consumer electronics, computing, communications, industrial and automotive markets. Diodes’ products include diodes, rectifiers, transistors, MOSFETs, protection devices, functional specific arrays, amplifiers and comparators, Hall-effect sensors and temperature sensors, power management devices including LED drivers, DC-DC switching regulators, linear voltage regulators and voltage references along with special function devices including USB power switch, load switch, voltage supervisor and motor controllers. The Company’s corporate headquarters are located in Dallas, Texas. A sales, marketing, engineering and logistics office is located in Westlake Village, California. Design centers are located in Dallas; San Jose, California; Taipei, Taiwan; Manchester, England and Neuhaus, Germany. The Company’s wafer fabrication facilities are located in Kansas City, Missouri and Manchester; with two manufacturing facilities located in Shanghai, China, another in Neuhaus, and a joint venture facility located in Chengdu, China. Additional engineering, sales, warehouse and logistics offices are located in Taipei; Hong Kong; Manchester and Munich, Germany, with support offices located throughout the world. For further information, including SEC filings, visit the Company’s website at http://www.diodes.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements regarding our expectation that: our integration efforts with Zetex remain on track; our future expectations for the overall economy; number of expense reduction opportunities the Companies identified to optimize our cost structure, including, but not limited to, accelerating the Company’s plan to integrate the Zetex products into the Company’s manufacturing facilities, reducing manufacturing process and raw material costs, realigning the Company’s product development and wafer fabrication organizations, shutting down the Company’s 4-inch fab line in Oldham, reducing headcounts at the Company’s wafer fab in Kansas City, hiring freeze at all other locations; the Company’s intention to change its reporting policy regarding SFAS 123R net stock option expenses to include it in adjusted net income in future quarters; the Company’s expectation of market uncertainty to continue with an ongoing decrease in global demand, in particular for the consumer and computer markets; the Company’s estimation of a revenue decline sequentially between 12 and 20 percent; the Company’s expectation that GAAP earnings per share to range between $0.07 and $0.13, including approximately $0.03 of purchase price accounting adjustments; the Company’s expectation that the non-GAAP earnings per share to range between $0.10 and $0.16, including SFAS 123R stock option expenses; the Company’s expectation to continue successfully execute its business strategy; the Company’s expectation that its Zetex acquisition will continue to add significant value to the Company’s business and will further capitalize on the cross-selling opportunities and diversification benefits to the Company; the Company to remain focused on its growth strategy; the Company’s continued efforts to invest in research and development to drive organic growth; the Company’s continued belief of a better position for growth of the Company in the long-term; the Company’s expectation to continue to have high design activities that will accelerate growth of the Company in an improved economic environment. Potential risks and uncertainties include, but are not limited to, such factors as the Company’s business strategy, the introduction and market reception to new product announcements, fluctuations in product demand and supply, current global economic weakness, recession and financial uncertainty, the exclusion of the operations of Zetex from the Company’s 2008 internal control over financial reporting, the process of integrating Zetex into the Company’s internal control over financial reporting, known and unknown risks associated with the Company’s Zetex acquisition, the continue introduction of new products, the Company’s ability to maintain customer and vendor relationships, technological advancements, impact of competitive products and pricing, growth in targeted markets, successful integration of acquired companies and/or assets, the Company’s ability to successfully make additional acquisitions, risks of domestic and foreign operations, the valuation of the Company’s define benefit plans, fluctuations in the United Kingdom’s equity markets and bond markets that increase the volatility in the asset value of the Company’s define benefit plans, uncertainties in the ARS market, Company’s limited liquidity from its ARS portfolio to fund the Company’s operations and acquisitions, potential losses in the Company’s ARS portfolio, UBS calling the Company’s outstanding margin loan, fluctuations in the foreign currency exchange rates, availability of tax credits, and other information detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.

Recent news releases, annual reports, and SEC filings are available at the Company’s website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.
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Company Contact:	Investor Contact:
Diodes, Inc. Carl Wertz Chief Financial Officer P: 805-446-4800 E: carl_wertz@diodes.com	Shelton Group Leanne K. Sievers EVP, Investor Relations P: (949) 224-3874 E: lsievers@sheltongroup.com
CONSOLIDATED CONDENSED INCOME STATEMENT and BALANCE SHEET FOLLOW

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2008	2007	2008

NET SALES	$105,264	$134,047	$293,567	$345,645

COST OF GOODS SOLD	71,112	95,929	199,214	235,993

Gross profit	34,152	38,118	94,353	109,652

OPERATING EXPENSES
Selling, general and administrative expenses	14,607	20,914	40,682	52,655
Research and development expenses	3,554	7,360	9,654	16,090
Amortization of acquisition related intangible assets	—	1,583	—	1,583
In-process Research and Development	—	7,865	—	7,865
Restructuring charge	—	—	1,771	-

Total operating expenses	18,161	37,722	52,107	78,193

Income from operations	15,991	396	42,246	31,459

OTHER INCOME (EXPENSES)
Interest income	4,712	1,824	13,031	9,826
Interest expense	(1,706)	(3,291)	(5,127)	(7,274)
Other	(13)	(897)	(69)	(2,394)

Total other income (expenses)	2,993	(2,364)	7,835	158

Income (loss) before income taxes and minority interest	18,984	(1,968)	50,081	31,617

INCOME TAX PROVISION	(2,243)	(319)	(7,122)	(5,315)

Income (loss) before minority interest	16,741	(2,287)	42,959	26,302

Minority interest in earnings of joint ventures	(640)	(659)	(1,601)	(1,938)

NET INCOME (LOSS)	$16,101	$(2,946)	$41,358	$24,364

EARNINGS (LOSS) PER SHARE
Basic	$0.40	$(0.07)	$1.05	$0.60
Diluted	$0.38	$(0.07)	$0.98	$0.57

Number of shares used in computation
Basic	39,845	40,889	39,430	40,585
Diluted	42,445	40,889	42,099	42,746

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2008	2007	2008
Net income (loss) (Per-GAAP)	$16,101	$(2,946)	$41,358	$24,364

Adjustments to reconcile net income (loss) to adjusted net income:
Stock option expense included in cost of goods sold:	59	7	219	112
Stock option expense included in selling and general administrative expenses:	1,173	764	3,680	2,915
Stock option expense included in research and development expenses:	112	69	355	280
Total stock option expense	1,344	840	4,254	3,307
Inventory valuations and depreciation adjustments (1)	—	5,388	—	5,388
Amortization of acquisition related intangible assets (2)	—	1,583	—	1,583
In-process Research and Development	—	7,865	—	7,865
Restructuring costs	—	—	1,770	-
Other adjustments	—	—	95	1,540
Income tax benefit related to stock option expense, restructuring costs and other adjustments	322	271	1,150	1,445
Adjusted net income (Non-GAAP)	$17,123	$12,459	$46,327	$42,602

Diluted shares used in computing earnings per share	42,445	42,927	42,099	42,746
Incremental shares considered to be outstanding:	832	448	1,056	536

Adjusted diluted shares used in computing Adjusted earnings per share	43,277	43,375	43,155	43,282

Adjusted earnings per share (Non-GAAP)
Basic	$0.43	$0.30	$1.17	$1.05
Diluted	$0.40	$0.29	$1.07	$0.98

(1)	Includes a $5.2 million adjustment made to the inventory acquired from Zetex under purchase accounting methods from its non-GAAP results, and $0.2 million non-cash depreciation expenses related to Zetex acquisition.

(2)	The third quarter charge related to four months of amortization expense, and therefore, we estimate this charge to be approximately $1.2 million a quarter for fiscal year 2009 based on preliminary projections.

ADJUSTED NET INCOME
This measure consists of generally accepted accounting principles, or GAAP, net income, which is then adjusted solely for the purpose of adjusting for restructuring costs, stock option expense, purchase accounting impact on earnings and other adjustments, as discussed below. Excluding the restructuring costs, in-process research and development (“IPR&D”) expense, inventory valuations impact on gross profit and margins, stock option expense and other adjustments provides investors with a better depiction of the Company’s operating results and provides a more informed baseline for modeling future earnings expectations. Excluding the amortization of acquisition-related intangible assets and depreciation impact on gross profit and margins allows for comparison of our current and historic operating performance. We exclude the above items to evaluate our operating performance, to develop budgets, to determine incentive compensation awards and to manage cash expenditures. Presentation of the above non-GAAP measures allows investors to review the Company’s results of operations from the same view point as our management and Board of Directors. We have historically provided similar non-GAAP financial measures to provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe that the non-GAAP measures are useful to investors because they provide additional information that research analysts use to evaluate semiconductor companies. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from measures used by other companies. We recommend a review of net income on both a non-GAAP basis and GAAP basis be performed to get a comprehensive view of our results. We provide a reconciliation of adjusted net income to GAAP net income below.
Detail of non-GAAP adjustments:
Restructuring Costs — The Company has recorded various restructuring charges to reduce our cost structure to enhance operating effectiveness and improve profitability. These restructuring activities impacted different functional areas of our operations in different locations and were undertaken to meet specific business objectives in light of the facts and circumstances at the time of each restructuring event. These charges include costs related to the consolidation of our analog wafer probe and final test operations from Hsinchu, Taiwan to our manufacturing facilities in Shanghai, China which primarily consisted of termination and severance costs and impairment of fixed assets. These restructuring charges are excluded from management’s assessment of our operating performance. We believe that the exclusion of the non-recurring restructuring charges provides investors an enhanced view of the cost structure of our operations and facilitates comparisons with the results of other periods that may not reflect such charges or may reflect different levels of such charges.
Purchase Accounting Impact on Earnings:
•	Amortization of acquisition-related intangible assets — The Company has excluded the amortization of Zetex acquisition-related intangible assets including developed technologies, customer relationships and trade name from its non-GAAP results. The fair value of the acquisition-related intangible assets, which was allocated to the assets through purchase accounting, is amortized using straight-line methods which approximate the proportion of future cash flows estimated to be generated each period over the estimated useful lives of the applicable assets. We believe that the exclusion of the amortization expense of acquisition-related assets is appropriate as a significant portion of the purchase price for the acquisition was allocated to the intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. In addition, we exclude the amortization expense as there is significant variability and unpredictability across companies with respect to this expense.

•	IPR&D expense - The Company has excluded the non-recurring IPR&D expense, which is non-cash and related to the acquisition of Zetex, from its non-GAAP results. Under GAAP, the Company immediately expensed all the acquired IPR&D as it had not yet reached technological feasibility and had no alternative further use as of the date of acquisition. This adjustment to R&D expense is not recurring in nature and as such we believe that the exclusion of this adjustment provides investors useful information facilitating an understanding of earnings as this impact reduces our earnings to amounts lower than we have historically achieved and expect to achieve in the future.

•	Inventory valuations and depreciation adjustments - The Company has excluded the $5.4 million inventory valuation and depreciation adjustments. Under GAAP, the Company adjusted the inventory acquired from Zetex to account for the reasonable profit allowance for the selling effort on finished goods inventory and the reasonable profit allowance for the completing and selling effort on the work—in-process inventory. This non-cash adjustment to inventory is not recurring in nature and as such we believe that the exclusion of this adjustment provides investors useful information facilitating an understanding of our gross profit and margins as this impact reduces our gross profit and margins to percentages lower than we have historically achieved and expect to achieve in the future. The exclusion of the depreciation expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. In addition, we exclude the deprecation expense as there is significant variability and unpredictability across companies with respect to this expense.

Other Adjustments — The Company incurred a one-time non-cash currency hedge loss related to the Zetex acquisition in the second quarter of 2008. This currency hedge loss is excluded from management’s assessment of our operating performance for the first nine months of 2008. We believe that the exclusion of the non-recurring currency hedge loss provides investors an enhanced view of the one-time other adjustments that the Company may incur from time to time and facilitates comparisons with the results of other periods that may not reflect such charges.
Stock Option Expense — Historically, the Company excluded the non-cash stock option expense adjustments as it provided investors with a better depiction of the Company’s operating results and provides a more informed baseline for modeling future earnings expectations. Upon further review of its non-GAAP adjustments, the Company has concluded it will no longer adjust for stock option expense as it is recurring in nature starting in the fourth quarter of 2008.
ADJUSTED EARNINGS PER SHARE
This non-GAAP financial measure is the portion of the Company’s GAAP net income assigned to each share of stock, excluding restructuring costs, stock option expense, purchase accounting impact on earnings and other adjustments, as described above. Excluding the restructuring costs, IPR&D expense, inventory valuations impact on gross profit and margins, stock option expense and other adjustments provides investors with a better depiction of the Company’s operating results and provides a more informed baseline for modeling future earnings expectations, as described in further detail above. Excluding the amortization of acquisition-related intangible assets and depreciation impact on gross profit and margins allows for comparison of our current and historic operating performance, as described in further detail above. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from measures used by other companies. We recommend a review of diluted EPS on both a non-GAAP basis and GAAP basis be performed to get a comprehensive view of our results. Information on how these share calculations are made is included in the table above.

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED RECONCILIATION OF NET INCOME (LOSS) TO EBITDA
EBITDA represents earnings before net interest expense, income tax provision, depreciation and amortization. Our management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties, such as financial institutions in extending credit, in evaluating companies in our industry and provides further clarity on our profitability. In addition, our management uses EBITDA, along with other GAAP measures, in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing, operating in different income tax jurisdictions, and accounting effects of capital spending, including the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization expense. EBITDA is not a recognized measurement under generally accepted accounting principles, or GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, income from operations and net income, each as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as a tax and debt service payments.
The following table provides a reconciliation of net income to EBITDA (in thousands, unaudited):

	Three Months Ended
	September 30,
	2007	2008
Net Income (loss) (Per-GAAP)	$16,101	$(2,946)
Plus:
Interest expense (income), net	(3,005)	1,467
Income tax provision	2,243	319
Depreciation and amortization	7,080	20,602

EBITDA (Non-GAAP)	$22,419	$19,442

	Nine Months Ended
	September 30,
	2007	2008
Net Income (Per-GAAP)	$41,359	$24,364
Plus:
Interest expense (income), net	(7,905)	(2,552)
Income tax provision	7,122	5,315
Depreciation and amortization	19,476	37,533

EBITDA (Non-GAAP)	$60,052	$64,660

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
ASSETS
(in thousands, except share data)

	December 31,	September 30,
	2007	2008
		(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$56,179	$82,679
Short-term investments	323,472	—

Total cash and short-term investments	379,651	82,679
Accounts receivable, net	89,578	110,310
Inventories	53,031	99,094
Deferred income taxes, current	5,173	7,060
Prepaid expenses and other	10,576	13,681

Total current assets	538,009	312,824

LONG TERM INVESTMENT, available-for-sale securities	—	284,818
PROPERTY, PLANT AND EQUIPMENT, net	123,407	183,203
DEFERRED INCOME TAXES, non-current	3,241	24,811
OTHER ASSETS
Goodwill	25,135	51,559
Intangible assets	9,643	43,813
Other	6,930	7,435

TOTAL ASSETS	$706,365	$908,463

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS’ EQUITY
(in thousands, except share data)

	December 31,	September 30,
	2007	2008
		(unaudited)
CURRENT LIABILITIES
Line of credit	$—	$18,217
Accounts payable	55,145	51,493
Accrued liabilities	27,841	35,200
Income tax payable	1,732	4,936
Current portion of long-term debt	1,345	1,347
Current portion of capital lease obligations	145	432

Total current liabilities	86,208	111,625

LONG-TERM DEBT, net of current portion
2.25% convertible senior notes due 2026	230,000	230,000
Long-term borrowings	5,815	169,723

CAPITAL LEASE OBLIGATIONS, net of current portion	1,331	2,132
OTHER LONG-TERM LIABILITIES	6,249	16,774

Total liabilities	329,603	530,254

MINORITY INTEREST IN JOINT VENTURES	7,164	9,102
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock — par value $1.00 per share; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock — par value $0.66 2/3 per share; 70,000,000 shares authorized; 40,172,491 and 41,042,237 issued and outstanding at December 31, 2007 and September 30, 2008, respectively	26,782	27,361
Additional paid-in capital	121,412	131,331
Retained earnings	220,504	244,868
Accumulated other comprehensive income (loss)	900	(34,453)

Total stockholders’ equity	369,598	369,107

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$706,365	$908,463